Exhibit 10.2

SECOND SIGHT MEDICAL PRODUCTS, INC.

RESTRICTED STOCK UNITS

AWARD AGREEMENT

SECOND SIGHT MEDICAL PRODUCTS, INC. a California corporation (the "Company"), hereby grants to Will McGuire (the “Participant”) an award (the “Award”) to receive Restricted Stock Units (“RSUs”) of the Company subject to the following terms and conditions:

1.          GRANT OF AWARD. Pursuant to the Second Sight Medical Products, Inc. Equity Incentive Plan-Restricted Stock Units (the “Plan”), the Company hereby grants to the Participant an Award of RSUs in the Company in the amount set forth below. The Award of RSUs shall be subject to all of the terms and conditions of this Award Agreement and the Plan adopted by the Company effective as of December 1, 2015.

AWARD DATE:	December 1, 2015

TOTAL RSUs:	190,000

            Each RSU granted hereunder upon vesting, as more particularly described below, to entitle the Participant to receive one share of the common stock of the Company (individually, a “Share” and collectively, the “Shares”).

VESTING COMMENCEMENT DATE:	August 18, 2016

VESTING SCHEDULE:   The RSUs shall vest as follows: For so long as the Participant shall remain employed by, and work full time, exclusively, and continuously for, the Company, Twenty-five percent (25%) on August 18, 2016 and the balance of the Shares subject to Restricted Stock Units thereafter shall vest in twelve equal installments of six and one quarter percent (6.25%) on the next twelve quarterly periods. There shall be no partial year or partial quarter vesting. Continuous service with the Company shall mean the rendering of services to the Company as an employee of the Company on a full time basis in accordance with the terms and conditions set forth in the Executive Employment Agreement between the Company and the Participant, dated June 19, 2015. A “Vesting Period” shall mean each period of time, whether on an annual basis, or quarterly, as provided above, that the Participant shall vest in RSUs.

ISSUANCE OF SHARES: As and when RSUs become vested at the completion of a Vesting Period, the vested RSUs shall, within ten (10) days thereafter, be converted into Shares and issued and delivered to the Participant.

2.         RELATIONSHIP TO PLAN. This Award is granted pursuant to the Second Sight Medical Products, Inc. Equity Incentive Plan-RSU (the "Plan"), and is subject to the provisions of the Plan. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. The Participant hereby accepts this Award subject to all the terms and provisions of the Plan. The Participant further agrees that all decisions under and interpretations of the Plan by the Compensation Committee (the "Committee") established under the Plan shall be final, binding and conclusive upon the Participant and his/her successors in interest.

3.          TERMINATION OF AWARD.

Prior to the completion of full vesting, the entitlement to further vesting shall terminate and forever lapse upon the termination, for any reason, of the Participant’s engagement with Company.

4.          REPRESENTATIONS AND WARRANTIES OF PARTICIPANT.

             (a)              The Participant acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Award are set forth in the Equity Incentive Plan-RSU.

             (b)              The Participant understands that under the terms of the Plan and this Award Agreement the Participant is not, at any time, entitled to receive or acquire any Shares or other securities of the Company, or any interest therein, excepting only the right to receive Shares of the Company upon the completion of Vesting Periods and then, only, in the vested portion of the Shares.

             (c)              The Participant understands and agrees that upon the vesting of RSU’s at the completion of each Vesting Period, the then Fair Market Value of the Shares associated with the vested RSUs shall be subject to federal and state withholding taxes which shall be the responsibility of the Participant, as more particularly described in paragraph 7. below. For purposes of this subparagraph (c) the term “Fair Market Value” shall mean the average trading price of the Shares as reported by the exchange on which the Shares are publicly traded on the date the Shares shall become vested.

5.          NONTRANSFERABILITY OF AWARD. This Award shall not be transferable by the Participant other than by will or the laws of descent or distribution;

provided, however, that upon written approval of the Committee, the Participant may transfer rights to this Award to a revocable living trust of which the Participant is a trustee and which is for the benefit of the Participant and his/her immediate family, provided that such transferee executes and delivers to the Committee such documents providing that such transferee is bound by the provisions and restrictions hereof as shall be satisfactory to the Committee.

6.          ADJUSTMENTS. (a)     In the event of a recapitalization, reclassification, share dividend, share split, reverse share split or the like, then, the Committee shall make appropriate and proportionate adjustments in the number and type of RSUs that are credited to the Participant.

(b) In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, provision shall be made so that the Participant thereafter shall be entitled to be credited with that number of RSUs resulting from such reorganization, merger, consolidation, sale or transfer that preserves the RSU equity in the Company that the Participant enjoyed prior to such reorganization, consolidation, merger, sale or transfer. The foregoing provisions of this Section 6 shall similarly apply to successive reorganizations, consolidations, mergers, sale and transfers.

7.          PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the issuance of Shares, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, and the Shares are either then registered under the Securities Act of 1933 or otherwise then exempt from registration so that they are freely tradeable upon issuance to the Participant by the Participant and the Company, then the Company may notify the Participant of the amount of the withholding requirement and the Participant shall thereafter have the right, on a timely basis, to either (1) tender cash to the Company in an amount equal to the withholding requirement, or (2) arrange to sell a sufficient number of shares to cover the tax obligation through a broker agreed to by the Company and the Participant (such as ETrade), with instructions to the broker to apply the proceeds from the sale to the Company sufficient to cover the withholding tax obligation. If the Shares on issuance to the Participant are not then registered or exempt from registration, then the Particpant shall be obligated to tender cash to the Company or, if sufficient, incur a deduction to the employee compensation then due the Participant, to satisfy the withholding requirement. If the Shares are registered or exempt, then in lieu of deducting Shares, the Company may notify the Participant of the amount of the withholding requirement and the Participant shall thereafter have the right, on a timely basis, to either tender cash to the Company, or, if sufficient, incur a deduction to the employee compensation then due the Participant, to satisfy the withholding requirement, or any combination of the foregoing.

8.         SHARES ISSUED TO PARTICIPANT. Shares issued to the Participant under this Plan shall be registered under the Securities Act of 1933, as amended, or on sale subject to an exemption therefrom, or, alternatively, the Company shall issue to the Participant unregistered restricted Shares which the Company shall cause to be registered and non-restricted within no more than One Hundred Eighty (180) days after delivery to the Participant.

9.          GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.        BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

11.        NOTICES. All notices and other communications required or permitted to be given pursuant to this Award shall be in writing and shall be deemed given if delivered personally or five (5) days after mailing by certified or registered mail, postage prepaid, return receipt requested, in the case of notice to the Company, to the Company at 12744 San Fernando Road, Building 3, Sylmar, California 91342, Attn: Secretary, or, in the case of notice to the Participant, to the Participant at his/her residence address set forth in the records of the Company, or at such other addresses as the Company or the Participant may designate by written notice in the manner aforesaid.

12.        NO EMPLOYMENT/ENGAGEMENT RIGHTS HEREUNDER. No provision of this Award Agreement or of the Award granted hereunder shall:

(a) confer upon Participant any right to continue in the employ of, or in his current arrangement with, the Company;

(b) alter or otherwise adversely affect any of the terms and conditions set forth in the Executive Employment Agreement, or otherwise affect the right of the Company to terminate the engagement of Participant, or such arrangement, with or without cause; or

(d)	confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company other than the Plan. Participant hereby acknowledges and agrees that the Company may terminate the engagement of Participant at any time and for any reason, or for no reason, in accordance with the terms of the Executive Employment Agreement between the Participant and the Company, as may be amended from time to time.

(e)	be in substitution of, or otherwise concern, the terms and conditions of the Participant’s engagement with the Company. Such terms and conditions shall be governed by the Executive Employment Agreement entered into between the Participant and the Company, as the same may be amended from time to time.

13.        INTERPRETATION. At any place in this Award Agreement where the masculine, feminine or neuter gender is used, it may be construed to be either masculine or feminine or neuter, and where the singular or plural is used, it may be construed to be either singular or plural, as appropriate.

14.        NO REPRESENTATIONS OF VALUE. The Participant recognizes and acknowledges that the Company has an uncertain earnings potential, is a speculative venture, and that the right to be credited with RSUs is of uncertain value. The Participant warrants, represents, and acknowledges that the Company has made no representations of any nature or kind to Participant as to the current or future value, if any, of the RSUs awarded hereunder. The Participant further acknowledges that the value of this Award, if any, is dependent, among other things, upon the future growth, development, and profitability of the Company, and general market trading conditions, none of which can be predicted at this time. Participant acknowledges and understands that this Award has not been reviewed or passed upon by any federal or state agency.

15.        DISCLOSURE STATEMENT. Except for filings made by the Company with Securities and Exchange Commission the Company is not required to issue, and does not currently plan on issuing, to the Participant a disclosure statement concerning the Company, its operations, and the benefits and risks of receiving Shares in part for the Participant’s engagement with the Company. Nevertheless, if the Company should at any time publicly issue such disclosure statement that was not theretofore reviewed or examined by the Participant, Company shall provide a copy of the same to Participant.

16.              PROVISIONS OF THE PLAN. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

17               ACKNOWLEDGMENTS. The Participant acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (b) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

18.              ENTIRE AGREEMENT. This Award Agreement, along with the Plan, contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements, promises, or agreements, oral or written, with reference to the subject matter hereof. No warranties or representations have been made by either party other than as expressly set forth herein or in the Plan.

IN WITNESS WHEREOF, the Company and the Participant have caused this agreement to be executed on this ________ day of December 2015.

SECOND SIGHT MEDICAL PRODUCTS, INC.		PARTICIPANT

By:
	Robert Greenberg, Chairman	Will McGuire